UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 25, 2009

Career Education Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	0-23245	36-3932190
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2895 Greenspoint Parkway, Suite 600, Hoffman Estates, IL	60169
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (847) 781-3600

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On February 25, 2009, the Compensation Committee of the Board of Directors of Career Education Corporation approved revised forms of option agreements and restricted stock award agreements under the Career Education Corporation 2008 Incentive Compensation Plan. The award agreements, utilized for awards to eligible employees, have been amended to include certain restrictive covenants, including non-compete and non-solicitation provisions. The foregoing description of the award agreements is qualified in its entirety by reference to the provisions of the agreements, which are attached as Exhibits 10.1, 10.2, 10.3 and 10.4 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibits
10.1	Form of Non-Qualified Stock Option Agreement (General Counsel)

10.2	Form of Restricted Stock Agreement (General Counsel)

10.3	Form of Non-Qualified Stock Option Agreement

10.4	Form of Restricted Stock Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAREER EDUCATION CORPORATION

By:	/s/ Thomas G. Budlong
Thomas G. Budlong
Senior Vice President

Dated: February 26, 2009

Exhibit Index

Exhibit Number	Description of Exhibits
10.1	Form of Non-Qualified Stock Option Agreement (General Counsel)

10.2	Form of Restricted Stock Agreement (General Counsel)

10.3	Form of Non-Qualified Stock Option Agreement

10.4	Form of Restricted Stock Agreement